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Company Press Release

    EXEMPLAR INTERNATIONAL, INC. AND 3M ANNOUNCE EXCLUSIVE SERVICES AGREEMENT

Business Wire - Thursday, June 14, 2001

Sarasota, Florida June 14, 2001 (Business Wire) -Exemplar International, Inc. (formerly Healthcomp Evaluation Services Corporation) (Pink Sheets: HCEV), a national provider of healthcare data management and occupational health services, announced today that it has entered into an exclusive services agreement with 3M Corporation (MMM) under which Exemplar will provide worksite occupational health screening and other specified medical surveillance services that will be sold and marketed through 3M's Occupational Health and Environmental Safety Division throughout the United States and its territories.

This unique program is designed to help 3M's customers and clients increase the productivity of their workforces and ensure compliance with regulatory and safety requirements.

Martin Clegg, Exemplar's Chief Executive Officer stated, "We are tremendously excited about this new venture. Through the combined strengths of Exemplar and 3M, we will ensure the delivery of high quality medical evaluation services to 3M's current and future customers in a manner not previously available. This program will be introduced in a national-roll out later this year at the American Industrial Hygiene Conference Expo in New Orleans." Further details will be announced at that time.

ABOUT EXEMPLAR INTERNATIONAL

Exemplar markets occupational health and medical assessment products and services nationally, including data management, substance abuse, on-site medical evaluation, wellness, medical staffing and related health management services and programs. These services are supported by the Company's sophisticated, proprietary software that is used to gather, maintain, analyze and report data concerning a customer's employees covered by some or all of the Company's health screening programs or by self-administered or third-party programs. These systems are designed to interface with some of the most sophisticated health-care reporting systems in the nation.

Exemplar has introduced a real time, Web-based reporting for a number of its substance abuse screening customers and has initiated Clinic Management Network services that provide centralized management of healthcare facilities, allowing the Company's clients to integrate standard fixed site services with its mobile service organization using state-of-the-art technology and clinic review protocols. The Company also operates a fleet of mobile vehicles that range from small, specialized units performing specific tests to large semi-trailers that are fully equipped with X-ray, mammography, EKG, pulmonary, hearing, vision and osteoporosis testing equipment. By performing screening services on-site, these mobile units provide significant cost savings for employers. Except for historical financial information that may be contained herein, the matters set forth in this release are forward-looking statements that are dependent on certain risks and uncertainties, including but not limited to such factors as market demand, pricing and changes in worldwide economic conditions.

For further information, contact:
Thomas M. Hartnett
Executive Vice President
941-925-2625 or thartnett@exintl.com


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Company Press Release

EXEMPLAR INTERNATIONAL, INC. CONSOLIDATES CONSULTING OPERATIONS

Business Wire - Wednesday, June 13, 2001

Sarasota, Florida June 13, 2001 (Business Wire) -Exemplar International, Inc. (formerly Healthcomp Evaluation Services Corporation) (Pink Sheets: HCEV), a national provider of healthcare data management and occupational health services, announced today that industrial hygiene consulting services currently offered through its Indianapolis, Indiana and Greensboro, Chapel Hill and Charlotte, North Carolina offices will be consolidated in the Company's Indianapolis location. In addition, the Company announced that the safety consulting services business headquartered in Chapel Hill will be closed.

Exemplar acquired these consulting services businesses as part of its acquisition of the Preventive Services Division ("PSD") of U.S. HealthWorks, Inc. that was completed late last year. PSD provides mobile audiometric and respiratory testing services, industrial hygiene and safety consulting and data processing and health evaluation services to a national client base. This is the latest phase of the Company's consolidation and integration of these businesses with its existing operations and will affect 20 employees, primarily in the Company's North Carolina offices.

Martin Clegg, Exemplar's Chief Executive Officer stated, "This integration of the Company's consulting businesses is based on the growth and profitability potential we see for Industrial Hygiene Consulting Services, the central location from which we can better serve our national customer base and the high caliber of staff at our Indianapolis office. We believe strongly in the growth potential of our Industrial Hygiene Consulting business line; however, our core business will continue to focus on information services and data management, mobile medical and substance abuse screening programs and clinic network management."

ABOUT EXEMPLAR INTERNATIONAL

Exemplar markets occupational health and medical assessment products and services nationally, including data management, substance abuse, on-site medical evaluation, wellness, medical staffing and related health management services and programs. These services are supported by the Company's sophisticated, proprietary software that is used to gather, maintain, analyze and report data concerning a customer's employees covered by some or all of the Company's health screening programs or by self-administered or third-party programs. These systems are designed to interface with some of the most sophisticated health-care reporting systems in the nation.

Exemplar has introduced a real time, Web-based reporting for a number of its substance abuse screening customers and has initiated Clinic Management Network services that provide centralized management of healthcare facilities, allowing the Company's clients to integrate standard fixed site services with its mobile service organization using state-of-the-art technology and clinic review protocols. The Company also operates a fleet of mobile vehicles that range from small, specialized units performing specific tests to large semi-trailers that are fully equipped with X-ray, mammography, EKG, pulmonary, hearing, vision and osteoporosis testing equipment. By performing screening services on-site, these mobile units provide significant cost savings for employers.

Except for historical financial information that may be contained herein, the matters set forth in this release are forward-looking statements that are dependent on certain risks and uncertainties, including but not limited to such factors as market demand, pricing and changes in worldwide economic conditions.

For further information, contact:

Thomas M. Hartnett
Executive Vice President
941-925-2625 or thartnett@exintl.com